UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Skyline Medical Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-1007393
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of (i) one share of common stock, par value $0.01 per share, (ii) one share of Series B Convertible Preferred Stock, par value $0.01 per share, which is convertible into one share of common stock and (iii) four Series A Warrants, each to purchase one share of common stock
NASDAQ Capital Market

Common Stock, par value $0.01 per share	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-198962

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                   Description of Registrant’s Securities to be Registered

This registration statement relates to the registration with the Securities and Exchange Commission (the “SEC”) of (i) units (the “Units”) of Skyline Medical Inc., a Delaware corporation (the “Registrant”), with each Unit consisting of one share of common stock, par value $0.01 per share, one share of Series B Convertible Preferred Stock, par value $0.01 per share, which is convertible into one share of common stock and four Series A Warrants, each to purchase one share of common stock, and (ii) shares of common stock, par value $0.01 per share (the “Common Stock”) of the Registrant.  A description of the Units and the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-198962), initially filed with the SEC on September 26, 2014, as amended by any amendments to such Registration Statement, which description is incorporated herein by reference. The description of the Units and the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.                 Exhibits

           Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NASDAQ Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 14, 2015	SKYLINE MEDICAL INC.

	By:	/s/ Joshua Kornberg
	Name:	Joshua Kornberg
	Title:	Chief Executive Officer

[8-A signature page]